Exhibit 99.1

National Vision Holdings, Inc. Announces Proposed Private Offering of $350 Million Aggregate Principal Amount of Convertible Senior Notes due 2025
Duluth, Ga. (May 7, 2020) - National Vision Holdings, Inc. (NASDAQ: EYE) (the “Company”) today announced that it intends to offer, subject to market and other conditions, $350.0 million aggregate principal amount of Convertible Senior Notes due 2025 (the “Notes”), to be sold only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company also expects to grant to the initial purchasers of the Notes an option to purchase up to an additional $52.5 million aggregate principal amount of the Notes during a 13-day period beginning on, and including, the first date on which the Notes are issued.
The Notes will be the Company’s senior unsecured obligations. The Notes will mature on May 15, 2025, unless earlier converted, redeemed or repurchased.
The Company will satisfy its conversion obligation by paying or delivering, at its election, cash, shares of its common stock or a combination of cash and shares of its common stock, as applicable. The maturity date, interest rate, the initial conversion rate and the other terms of Notes will be determined by negotiations between the Company and the initial purchasers of the Notes.
The Company expects to use the net proceeds of this offering to repay $75.0 million of outstanding term loans and $264.5 million of the outstanding revolving loans under its credit facilities. If the option granted to the initial purchasers to purchase additional Notes is exercised, the Company intends to use the net proceeds from the sale of such additional Notes to repay up to the remaining $29.8 million of the outstanding revolving loans under the credit facilities and any remainder for general corporate purposes.
The Notes will be offered and sold only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The Notes and any shares of the Company’s common stock issuable upon conversion of the Notes have not been registered under the Securities Act, or any state securities law, and the Notes and such shares may not be offered or sold in the United States or to any U.S. persons absent registration under, or pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.
This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes or any shares of the Company’s common stock issuable upon conversion of the Notes, nor shall there be any offer, solicitation or sale of any Notes or any shares of the Company’s common stock issuable upon conversion of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the Company’s current beliefs and expectations regarding the performance of its industry, the Company's strategic direction, market position, prospects and future results. You can identify these forward-looking statements by the use of words such as “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Caution should be taken not to place undue reliance on any forward-looking statement as such statements speak only as of the date when made. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. Forward-looking statements are not guarantees and are subject to various risks and uncertainties, which may cause actual results to differ materially from those implied in forward-looking statements. Additional information about the factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found in its filings with the SEC, including its Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC.

Media Contact:
Kristina Gross
Kristina.gross@nationalvision.com
(470) 448-2355

Investor Relations Contact:
David Mann, CFA
David.mann@nationalvision.com
(470) 448-2448